EXHIBIT 2.1

                  STOCK PURCHASE AGREEMENT (RESTRICTED SHARES)

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 20th day of May, 1999, by and among Charles Mattis (the "Seller") and the individuals and entitites listed on SCHEDULE A attached hereto (each, a "Buyer," and, collectively, the "Buyers").

                                R E C I T A L S:

         A. The Seller currently owns 8,000,000 shares of the common stock, $.0001 par value per share (the "Common Stock"), of Central Oil Corporation, a Colorado corporation (the "Company"), which represents 79.8% of the Company's issued and outstanding common stock.

         B. The Seller has agreed to sell to the Buyers 7,400,000 shares in the aggregate of the Company's Common Stock (the "Shares"), at the price and upon the terms and conditions hereinafter set forth.

         C. The Buyers have agreed to purchase from the Seller the Shares owned by the Seller.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises of the parties, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and are incorporated herein.

         2. PURCHASE AND SALE OF THE SELLER'S SHARES. The Seller agrees to sell to the Buyers, and the Buyers agree to purchase from the Seller, the Shares for the purchase price described in Section 3 hereof. The Shares shall be allocated among the Buyers as described on SCHEDULE A attached hereto.

         3. PURCHASE PRICE. The purchase price to be paid by the Buyers to the Seller for the Shares is $50,000 in the aggregate (the "Purchase Price"). The Purchase Price shall be paid by the Buyers to, or for the account of, the Seller by transmitting such amount to the Seller in immediately available funds by cashier's check payable to the Seller or wire transfer to the account of the Seller pursuant to wire transfer instructions provided by the Seller simultaneously with the execution of this Agreement (the "Closing").

         4. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyers as follows:

                  (a) COMPANY'S GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all necessary powers to carry on its business as now operated by it.

                  (b) CAPITALIZATION. The total number of shares of the authorized capital stock of the Company is 100,000,000 shares of Common Stock, of which 10,021,000 shares of Common Stock have been duly issued and are outstanding. No shares of Common Stock are held by the Company as treasury shares. All of the outstanding shares of Common Stock are validly issued, fully paid and non-assessable. None of the shares of Common Stock have been issued in violation of the preemptive rights of any person. All documentary stamp taxes due with respect to the issuance and transfer of such shares have been paid. There is not outstanding any security, option, warrant, right, instrument convertible into or exchangeable for, employee benefit plan or arrangement, agreement, understanding or commitment of any kind entitling any person, corporation or entity to purchase, subscribe for or otherwise acquire, or relating to the voting of, any shares of capital stock or other equity interests of the Company.

                  (c) SHARES OWNERSHIP. The Seller is the owner, beneficially and of record, of 8,000,000 shares of Common Stock, free and clear of any adverse claim, lien, option, charge, security interest or encumbrance of any nature whatsoever (collectively, the "Liens"), which shares represent the only Common Stock of the Company owned by the Seller or his affiliates and which shares represent 79.8% of the Company's issued and outstanding capital stock as of the date hereof.

                  (d) AUTHORIZATION TO CONVEY SHARES. The Seller has full power and authority to sell, convey, assign and transfer the Shares to the Buyers and otherwise consummate the transactions contemplated by this Agreement and receive payment for the Shares as contemplated by this Agreement. The Buyers shall acquire good and marketable title to such Shares, free and clear of all Liens. This Agreement constitutes the valid and binding obligation of the Seller, enforceable against him in accordance with its terms. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein in the manner herein provided, will violate any agreement to which the Seller is a party or by which the Seller is bound, or any law, order, decree or judgment applicable to the Seller. No authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement by the Seller.

                  (e) EXCHANGE ACT REPORTING REQUIREMENTS. The Company is current in its reporting obligations under the Securities Exchange Act of 1934 (the "Exchange Act"), except for the 3/31/99 10-QSB which will be filed with the Securities and Exchange Commission (the "SEC") by the close of business on 5/25/99, and with the exception of the Company's Form 10-QSB for the quarter ended March 31, 1999 (which was filed late) all reports filed with the SEC have been timely filed, are true and correct and do not contain any material misstatement of fact or omit to state a material fact necessary to make the information contained therein not misleading.

                  (f) FINANCIAL STATEMENTS. The financial statements of the Company filed as part of the Company's annual report on Form 10-KSB for the year ended December 31, 1998, delivered to the Buyers prior to the date hereof (the "Financial Statements"), as of the dates thereof and for the periods covered thereby, are in accordance with the books and records of the Company, which books and records are complete and correct in all material respects required by generally accepted accounting principles ("GAAP") and present fairly, in all material respects, the financial position and results of operations of the Company in accordance with GAAP applied on a basis consistent with prior periods and practices, and do not fail to disclose any material extraordinary adjustments, except that the unaudited interim financial statements are subject to normal year-end adjustments which will not be material in amount or effect and do not contain all the disclosures required by GAAP.

                  (g) NO LIABILITIES. At the date of this Agreement, the Company had no liabilities, fixed or contingent, which are not fully shown or provided for on the balance sheet of the Company dated December 31, 1998.

                  (h) MATERIAL CONTRACTS. As of the date hereof, the Company is not a party to nor bound by, nor receives benefits under, (a) any agreement, arrangement or commitment, (b) any agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer; or (c) any contract, agreement or understanding with any labor union.

                  (i) LEGAL AND OTHER PROCEEDINGS. Neither the Company, nor any of its directors or officers (in their capacity as directors or officers of the Company), is a party to any pending or, to the best knowledge of the Seller, threatened, or unasserted but considered by it to be probable of assertion, claim, action, suit, investigation, arbitration or proceeding, or is subject to any order, judgment or decree that is reasonably expected to have, either individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings or results of operations of the Company. The Company is not, as of the date hereof, a party to or subject to any enforcement action instituted by, or any agreement or memorandum of understanding with, any federal or state regulatory authority restricting its operations or requiring that actions be taken, and no such regulatory authority has threatened any such action, memorandum or order against the Company and the Company has not received any report of examination from any federal or state regulatory agency which requires that the Company address any problem or take any action which has not already been addressed or taken in a manner satisfactory to the regulatory agency.

                  (j) NO MISREPRESENTATIONS. None of the information contained in the representations and warranties of the Seller set forth in this Agreement, or in any of the documents delivered or to be delivered to any other party prior to or after the execution hereof as set forth in any provision of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof.

                  (k) QUOTATION. The Company is current in all its obligations with respect to the quotation of its Common Stock in the over-the-counter market, and the Company has not received any notification or indication that its shares of Common Stock will not continue to qualify for quotation thereon.

         5. REPRESENTATIONS AND WARRANTIES OF BUYERS. Each of the Buyers hereby represents and warrants as follows:

                  (a) INVESTMENT PURPOSE. The Buyer is acquiring the Shares for investment purposes only, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, with no view to the distribution or resale thereof.

                  (b) LIMITATIONS ON DISPOSITION. The Buyer understands that there are substantial restrictions on the transferability of the Shares; the Shares will not be, and the Buyer has no rights to require that the Shares be, registered under the Securities Act or any applicable state securities laws. The Buyer may not be able to avail itself of certain of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act with respect to the public resale of the Shares; and, accordingly, the Buyer may have to hold the Shares for an indefinite period of time and the Buyer may not be able to liquidate their investment in the Company. Notwithstanding the foregoing, simultaneously with the execution of this Agreement, each of the Buyers will enter into a Registration Rights Agreement with the Company pursuant to which the Buyers will be granted "piggyback" registration rights.

         6.       INDEMNIFICATION.

                  (a) INDEMNIFICATION OF BUYERS AND THE COMPANY. The Seller hereby agrees to indemnify and hold harmless each of the Buyers and the Company from and against and in respect of:

                           (i) Any and all damage or deficiency resulting from
any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of the Seller under this Agreement or any instrument or document delivered to the Buyers in connection therewith;

                           (ii) Any and all liabilities or obligations,
including tax liabilities of the Company existing as of the date of the Closing, of any nature, whether accrued, absolute, contingent or otherwise, and whether asserted before or after the Closing, except as disclosed in this Agreement and/or the Financial Statements;

                           (iii) All liabilities or obligations of the Company
under instruments, contracts and agreements existing as of the date of or entered into prior to the Closing, except as disclosed in this Agreement and/or the Financial Statements; and

                           (iv) Any and all actions, suits, proceedings,
demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

                  (b) INDEMNIFICATION OF SELLER. Each of the Buyers, jointly but not severally, hereby agree to indemnify and hold harmless the Seller from and against and in respect of:

                           (i) Any and all damage or deficiency resulting from
any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of the Buyers under this Agreement or any instrument or document delivered to Seller in connection therewith; and

                           (ii) Any and all actions, suits, proceedings,
demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing.

         7. DOCUMENTS DELIVERED. The following documents have been or will be delivered in connection with the Closing:

                  (a) CORPORATE DOCUMENTS OF THE COMPANY. Prior to the Closing, Seller shall deliver copies, reasonably satisfactory in form and substance to Buyers and their counsel, of all such corporate documents of the Company as Buyers and their counsel shall reasonably require, including, without limitation, a copy of the Company's Articles of Incorporation.

                  (b) STOCKHOLDERS' LIST. Prior to the Closing, Seller and the Company shall deliver to the Buyers a correct and complete copy of the Stockholder's List of the Company, certified by the transfer agent as of a date within ten calendar days of the date of this Agreement.

                  (c) SECRETARY'S CERTIFICATE. Prior to the Closing, the Seller will cause the Company to deliver a certificate reasonably satisfactory in form and substance to the Buyers and their counsel certifying that each of the documents provided pursuant to subsections (a) through (c) above are true and correct.

                  (d) RESIGNATIONS OF OFFICERS AND DIRECTORS. Simultaneously with the Closing, all of the current directors and officers of the Company will tender their resignations to the Company. The resignations of Charles L. Mattis and Mark G. Lawrence shall be effective immediately. The resignation of Stephan
R. Levy shall be irrevocable and shall be effective automatically upon the expiration of ten days from the date the Company files with the SEC and delivers to the Company's holders of record an information statement re: change in majority of directors pursuant to Rule 14f-1 of the Securities Exchange Act of 1934.

                  (e) APPOINTMENT OF OFFICERS AND DIRECTORS. Simultaneously with the Closing, the remaining director shall appoint Andreas Typaldos Chairman of the Board and Chief Executive Officer of the Company.

                  (f) OPTION AGREEMENT. Simultaneously with the Closing, Seller shall deliver an Option Agreement pursuant to which the Seller grants to Dahmar, Inc. an option to purchase 300,000 shares of Common Stock pursuant to certain terms and under certain conditions.

                  (g) REGISTRATION RIGHTS AGREEMENT. Simultaneously with the Closing, the Company shall deliver to each of the Buyers a Registration Rights Agreement granting to such Buyer "piggyback" registration rights.

                  (h) AVAILABILITY OF FINANCING. To fund the growth of the Company's business after the Closing, simultaneously with the Closing, the Company will have at least $2,500,000 in the aggregate deposited in the trust account of Broad and Cassel, the release thereof to be subject to the terms of an escrow agreement between the investors and the escrow agents.

                  (i) BOOKS AND RECORDS. Within two business days of the Closing, Seller and the Company shall have delivered to Buyers the books and records of the Company, including the Company's corporate minute book.

                  (j) BANK ACCOUNT. Within two business days of the Closing, Seller and the Company shall deliver to the Buyers all records in connection with the Company's bank accounts, as well as signature cards changing the names of the signors on the accounts to Buyers or Buyers' designee.

                  (k) STOCK CERTIFICATES. Within two business days of the Closing, the Seller shall deliver certificates evidencing the Shares that which are either registered in the name of the Buyers (or in such names and denominations as the Buyers have instructed in writing) or registered in the name of Seller and accompanied by stock powers (with signatures guaranteed by a member of the Medallion program) endorsed to Buyers (or in such names and denominations as the Buyers have instructed in writing).

                  (l) INFORMATION STATEMENT. Within two business days of the Closing, the Seller, in his capacity as Director and President, shall cause the Company to prepare and file with the SEC and deliver to the Company's holders of record an information statement re: change in majority of directors pursuant to Rule 14f-1 of the Securities Exchange Act of 1934.

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

         8. POST-CLOSING COVENANT. Each of the Buyers understand that simultaneously with the consummation of this Agreement, the Company will enter into a letter agreement with the Seller agreeing not to effect a reverse stock split of its shares of Common Stock for a period of one year from the date of this Agreement. Notwithstanding and in addition to the foregoing, the undersigned Buyers agree to use their reasonable best efforts to ensure that no such reverse stock split is effected for a period of one year from the date of this Agreement.

         9. MISCELLANEOUS.

                  (a) COOPERATION. The Seller shall cooperate with the Buyers, their agents, employees or counsel, in the audit of the Company's Financial Statements.

                  (b) NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, one day following the day when deposited with an overnight courier service, such as Federal Express, for delivery to the intended addressee or three days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

         If to the Buyers:

         To the addresses listed on SCHEDULE A

         With a copy to:

         Alberto I. de Cardenas, Esquire
         Broad and Cassel
         201 South Biscayne Boulevard
         Suite 3000
         Miami, Florida 33131
         Tel.: (305) 373-9411
         Fax.:  (305) 373-9443

         If to the Seller:

         Mr. Charles Mattis
         2499 S. Colorado Boulevard
         Suite 1201
         Denver, Colorado  80222


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

         With a copy to:

         Theresa Mehringer, Esquire
         Smith, McCullough P.C.
         4643 South Ulster Street
         Suite 900
         Denver, Colorado 80237
         Tel.: (303) 221-6000
         Fax: (303) 221-6001

         Any person may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this section for the giving of notice.

                  (c) FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Shares or otherwise to carry out the intent and purposes of this Agreement.

                  (d) COSTS AND EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

                  (e) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

                  (f) AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

                  (g) ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

                  (h) CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Colorado, without giving effect to the application of the principles pertaining to conflicts of laws.

                  (i) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

                  (j) CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

                  (k) SEVERABILITY. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                  (l) ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

                  (m) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of any successor or successors of the parties hereto.

                  (n) NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

                  (o) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Notwithstanding anything contained herein to the contrary, it is expressly agreed that the Closing may occur with facsimile signatures on all documents (with the exception of stock powers); provided, original signature pages will follow within five business days of the Closing.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.

                              SELLER:

                              /S/ CHARLES MATTIS
                              ------------------------------------------------
                              Charles Mattis

                              BUYERS:

                              /S/ ANDREAS TYPALDOS
                              ------------------------------------------------
                              Andreas Typaldos

                              /S/ ELIAS TYPALDOS
                              ------------------------------------------------
                              Elias Typaldos

                              /S/ PAUL TYPALDOS
                              ------------------------------------------------
                              Paul Typaldos

                              Elias Typaldos Family Limited Partnership

                              By:/S/ JUDITH TYPALDOS
                              ------------------------------------------------
                              Name: JUDITH TYPALDOS
                              Title: GENERAL PARTNER

                              /S/ G.E. RIGOPOULOS
                              ------------------------------------------------
                              George Rigopoulos

                              Gennaro Vendome Family Limited Partnership

                              By:/S/ CAROL VENDOME
                              ------------------------------------------------
                              Name: CAROL VENDOME
                              Title: GENERAL PARTNER

                              Patra Holdings

                              By:/S/ ANDREAS TYPALDOS
                              ------------------------------------------------
                              Name: ANDREAS TYPALDOS
                              Title: PRESIDENT

                              New York Internet Fund, LLC

                              By:/S/ ANDREAS TYPALDOS
                              ------------------------------------------------
                              Name: A. TYPALDOS
                              Title:

                              The Renee Typaldos Family Limited Partnership

                              By:/S/ RENEE TYPALDOS
                              ------------------------------------------------
                              Name: RENEE TYPALDOS
                              Title:

                              Anin Development LLC

                              By:/S/ GENNARO VENDOME
                              ------------------------------------------------
                              Name: GENNARO VENDOME
                              Title: MANAGER

                              Infacoma Enterprises Limited

                              By:/S/ GEORGE E. RIGOPOULOS
                              ------------------------------------------------
                              Name: GEORGE RIGOPOULOS
                              Title: MANAGING DIRECTOR

                              ------------------------------------------------
                              Sylvia Voskou

                              /S/ MARIO ZACHARIOU
                              ------------------------------------------------
                              Mario Zachariou

                              /S/ JEFF KOLSRUD
                              ------------------------------------------------
                              Jeff Kolsrud

                              /S/ GWEN SIAMAN
                              ------------------------------------------------
                              Gwen Saiman

                              Dahmar Inc.

                              By [ILLEGIBLE]
                              ------------------------------------------------
                              Name:  IAN WILLIAMSON-NWT DIRECTORS LTD.
                              Title: DIRECTOR       SECRETARY

                              Pegasus Investment Holdings Ltd.

                              By: [ILLEGIBLE]
                              ------------------------------------------------
                              Name: /S/ ROSANNE [ILLEGIBLE]
                              Title:

                              /S/ JOHN MEZZINA
                              ------------------------------------------------
                              John Mezzina

                              /S/ GREGORY OSBORN
                              ------------------------------------------------
                              Gregory Osborn

                              /S/ JORDAN STANLEY
                              ------------------------------------------------
                              Jordan Stanley

                              /S/ LARA GEORGE
                              ------------------------------------------------
                              Lara George

                              /S/ CHERAY UNMAN
                              ------------------------------------------------
                              Cheray Unman

                              /S/ KEN OSBORN
                              ------------------------------------------------
                              Ken Osborn

                              /S/ ANDREAS TYPALDOS
                              ------------------------------------------------
                              Andreas Typaldos, as Trustee

                              Centerline Enterprise Corporation

                              By:/S/ [ILLEGIBLE]
                              ------------------------------------------------
                              Name:  KEYNES LTD.   WALDEN LTD.
                              Title: DIRECTOR      DIRECTOR

                              /S/ E. AGAPIOU
                              ------------------------------------------------
                              Eleftheria Agapiou

                              /S/ ANNA LOUKA
                              ------------------------------------------------
                              Anna Louka

                              Cameron Worldwide Ltd.

                              By: ____________________________________________
                              Name: __________________________________________
                              Title: _________________________________________

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